Exhibit 1.2

PRICING AGREEMENT

September 4, 2018

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, NY 10036

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

As Representatives of the several Underwriters

Ladies and Gentlemen:

Pfizer Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated September 4, 2018 (the “Underwriting Agreement”), between the Company and the Representatives of the several Underwriters to issue and sell to each of the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the Applicable Time in relation to the Pricing Disclosure Package and Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the “Representatives” herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, plus any additional principal amount of Designated Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 of the Underwriting Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in an Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signatures follow]

Very truly yours,

PFIZER INC.

By	/s/ Brian Byala
	Name:	Brian Byala
	Title:	Senior Vice President and Treasurer

Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS INC., as a Representative of the Underwriters

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Director

CREDIT SUISSE SECURITIES (USA) LLC., as a Representative of the Underwriters

By:	/s/ Christopher J. Murphy
Name: Christopher J. Murphy
Title: Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as a Representative of the Underwriters

By:	/s/ Douglas Muller

Name: Douglas Muller
Title: Managing Director

MORGAN STANLEY & CO. LLC, as a Representative of the Underwriters

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

SCHEDULE I

Underwriters	Principal Amount of Floating Rate Notes	Principal Amount of 2021 Notes	Principal Amount of 2023 Notes	Principal Amount of 2028 Notes	Principal Amount of 2038 Notes	Principal Amount of 2048 Notes
Citigroup Global Markets Inc.	$49,500,000	$165,000,000	$165,000,000	$165,000,000	$115,500,000	$165,000,000
Credit Suisse Securities (USA) LLC	$49,500,000	$165,000,000	$165,000,000	$165,000,000	$115,500,000	$165,000,000
Merrill Lynch, Pierce, Fenner & Smith	$49,500,000	$165,000,000	$165,000,000	$165,000,000	$115,500,000	$165,000,000
Morgan Stanley & Co. LLC	$49,500,000	$165,000,000	$165,000,000	$165,000,000	$115,500,000	$165,000,000
Barclays Capital Inc.	$21,000,000	$70,000,000	$70,000,000	$70,000,000	$49,000,000	$70,000,000
Goldman Sachs & Co. LLC	$21,000,000	$70,000,000	$70,000,000	$70,000,000	$49,000,000	$70,000,000
HSBC Securities (USA) Inc.	$21,000,000	$70,000,000	$70,000,000	$70,000,000	$49,000,000	$70,000,000
Deutsche Bank Securities Inc.	$12,000,000	$40,000,000	$40,000,000	$40,000,000	$28,000,000	$40,000,000
Santander Investment Securities Inc.	$12,000,000	$40,000,000	$40,000,000	$40,000,000	$28,000,000	$40,000,000
Mizuho Securities USA LLC	$4,500,000	$15,000,000	$15,000,000	$15,000,000	$10,500,000	$15,000,000
RBC Capital Markets, LLC	$4,500,000	$15,000,000	$15,000,000	$15,000,000	$10,500,000	$15,000,000
Academy Securities, Inc.	$1,500,000	$5,000,000	$5,000,000	$5,000,000	$3,500,000	$5,000,000
Samuel A. Ramirez & Company, Inc.	$1,500,000	$5,000,000	$5,000,000	$5,000,000	$3,500,000	$5,000,000
Siebert Cisneros Shank & Co., L.L.C.	$1,500,000	$5,000,000	$5,000,000	$5,000,000	$3,500,000	$5,000,000
The Williams Capital Group, L.P.	$1,500,000	$5,000,000	$5,000,000	$5,000,000	$3,500,000	$5,000,000

Total	$300,000,000	$1,000,000,000	$1,000,000,000	$1,000,000,000	$700,000,000	$1,000,000,000

SCHEDULE II

Title of Designated Securities:

Floating Rate Notes due 2023 (the “Floating Rate Notes”)

3.000% Notes due 2021 (the “2021 Notes”)

3.200% Notes due 2023 (the “2023 Notes”)

3.600% Notes due 2028 (the “2028 Notes”)

4.100% Notes due 2038(the “2038 Notes”)

4.200% Notes due 2048 (the “2048 Notes” and, collectively with the 2021 Notes, the 2023 Notes, the 2028 Notes and the 2038 Notes, the “ Fixed Rate Notes,” and the Fixed Rate Notes, together with the Floating Rate Notes, the “Notes”)

Commission File Number of Initial Registration Statement:

333-223221

Aggregate Principal Amount:

$300,000,000 for the Floating Rate Notes

$1,000,000,000 for the 2021 Notes

$1,000,000,000 for the 2023 Notes

$1,000,000,000 for the 2028 Notes

$700,000,000 for the 2038 Notes

$1,000,000,000 for the 2048 Notes

Price to Public:

For the Floating Rate Notes, 100.000% of the principal amount, plus accrued interest, from September 7, 2018

For the 2021 Notes, 99.865% of the principal amount, plus accrued interest, from September 7, 2018

For the 2023 Notes, 99.797% of the principal amount, plus accrued interest, from September 7, 2018

For the 2028 Notes, 99.841% of the principal amount, plus accrued interest, from September 7, 2018

For the 2038 Notes, 99.809% of the principal amount, plus accrued interest, from September 7, 2018

For the 2048 Notes, 99.762% of the principal amount, plus accrued interest, from September 7, 2018

Purchase Price by Underwriters:

For the Floating Rate Notes, 99.650% of the principal amount, plus accrued interest, from September 7, 2018

For the 2021 Notes, 99.615% of the principal amount, plus accrued interest, from September 7, 2018

For the 2023 Notes, 99.447% of the principal amount, plus accrued interest, from September 7, 2018

For the 2028 Notes, 99.391% of the principal amount, plus accrued interest, from September 7, 2018

For the 2038 Notes, 99.059% of the principal amount, plus accrued interest, from September 7, 2018

For the 2048 Notes, 99.012% of the principal amount, plus accrued interest, from September 7, 2018

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with the depositary or its designated custodian, to be made available for checking by the Representative at least twenty-four hours prior to the Time of Delivery at the office of the depositary.

Specified Funds for Payment of Purchase Price:

Wire transfer of immediately available funds.

Indenture:

Indenture dated September 7, 2018, between the Company and The Bank of New York Mellon as supplemented by the first supplemental indenture dated September 7, 2018 between the Company and The Bank of New York Mellon.

Maturity:

September 15, 2023 for the Floating Rate Notes

September 15, 2021 for the 2021 Notes

September 15, 2023 for the 2023 Notes

September 15, 2028 for the 2028 Notes

September 15, 2038 for the 2038 Notes

September 15, 2048 for the 2048 Notes

Interest Rate:

Three month USD LIBOR plus 33 bps, reset quarterly for the Floating Rate Notes

3.000% per annum for the 2021 Notes

3.200% per annum for the 2023 Notes

3.600% per annum for the 2028 Notes

4.100% per annum for the 2038 Notes

4.200% per annum for the 2048 Notes

Interest Payment Dates:

March 15, June 15, September 15, and December 15 of each year beginning on December 15, 2018 for the Floating Rate Notes

March 15 and September 15 of each year, beginning March 15, 2019 for the 2021 Notes

March 15 and September 15 of each year, beginning March 15, 2019 for the 2023 Notes

March 15 and September 15 of each year, beginning March 15, 2019 for the 2028 Notes

March 15 and September 15 of each year, beginning March 15, 2019 for the 2038 Notes

March 15 and September 15 of each year, beginning March 15, 2019 for the 2048 Notes

Record Dates:

March 1, June 1, September 1, and December 1 prior to the corresponding Interest Payment Date for the Floating Rate Notes

March 1 and September 1 prior to the corresponding Interest Payment Date for the Fixed Rate Notes

Redemption Provisions:

The Floating Rate Notes may not be redeemed prior to maturity.

The Fixed Rate Notes may be redeemed in whole or in part at the price(s) described in the Prospectus relating to the Notes.

Sinking Fund Provisions:

None.

Defeasance Provisions:

As described in the Basic Prospectus dated February 26, 2018.

Applicable Time:

4:18 P.M. New York City time on September 4, 2018

Issuer Free Writing Prospectuses:

Pricing Term Sheet dated September 4, 2018, as filed under Rule 433

Recently Filed Documents for Section 2(d) of the Underwriting Agreement:

None.

Time of Delivery:

10:00 A.M. New York City time on September 7, 2018

Closing Location:

Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017.

Additional Agreements of the Underwriters:

Each of the Underwriters has agreed that it will not offer, sell, or deliver any of the Designated Securities, directly or indirectly, or distribute the Prospectus or any other offering material relating to the Designated Securities, in or from any jurisdiction except under circumstances that will, to the best of the Underwriters’ knowledge and belief, result in compliance with the applicable laws and regulations and which will not impose any obligations on the Company.

Each of the Underwriters agrees to abide by the offering restrictions as set forth under the following captions in the Prospectus:

“Underwriting—Notice to Prospective Investors in the European Economic Area”,

“Underwriting—Notice to Prospective Investors in the United Kingdom”,

“Underwriting—Notice to Prospective Investors in France”,

“Underwriting—Notice to Prospective Investors in Hong Kong”,

“Underwriting—Notice to Prospective Investors in Japan”,

“Underwriting—Notice to Prospective Investors in Singapore” and

“Underwriting—Notice to Prospective Investors in Canada”.

Contact Information for Representatives for purposes of Section 12 of the Underwriting Agreement:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Fax: (646) 291-1469

Attn: General Counsel

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

Fax: (212) 325-4296

Attn: LCD-IBCM

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

50 Rockefeller Plaza

NY1-050-12-01

New York, NY 10020

Fax: (212) 901-7881

Attn: High Grade Debt Capital Markets Transaction Management/Legal

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, NY 10036

Phone: (212) 761-6691

Fax: (212) 507-8999

Attn: Investment Banking Divisions

Information furnished by the Underwriters for purposes of Sections 2(b), 2(c), 2(d), 2(e), 8(a), 8(b) and 16(c) of the Underwriting Agreement:

The information in the last paragraph of the cover page of the Prospectus.

The information set forth in the third, fourth and ninth paragraphs under the caption “Underwriting”.

The information in the third sentence of the tenth paragraph and the second sentence of the thirteenth paragraph under the caption “Underwriting”.

No other information in the Prospectus has been furnished by the Underwriters for use therein.